UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2018
WEST COAST VENTURES GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54948	99-0377575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15400 W 64th Ave, Unit E1A, Arvada, Colorado		80007-6876
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(303) 423-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

Effective April 30, 2018, the Company’s CEO and spouse cancelled 7,000,000 shares of common stock, each, totaling 14,000,000 shares of common stock cancelled. The Company’s issued and outstanding common stock shares subsequent to these cancellations is 18,203,271 shares.

This reduction has resulted in Labry’s Fund, LP, beneficial owners of 1,546,727 shares of common stock of the Company’s, to control 8.497% of the total issued and outstanding common stock shares. (see Footnote 14a to the financial statements in the Company Form 10-K filed on April 17, 2018).

Labry’s presently holds a warrant exercisable for cash at any time for 500,000 common stock shares of the Company. The Company has been advised that this Labry’s warrant although presently not yet exercised results in Labry’s beneficial ownership of the Company as an affiliate shareholder for purposes of section 13 (d) share calculation controlling 2,046,727 common stock shares of the Company.

The Company has been advised that the warrant is required to be treated as fully exercised on the date of the calculation, for purposes of Section 13 (d) calculation only. Such addition of 500,000 common stock shares to the shares already held by Labry’s, for purposes of Section 13 calculation results in Labry’s controlling 11.24% of the total issued and outstanding common stock shares of the Company, therefore Labry’s is an affiliate shareholder of the Company.

The Labry’s warrant contains a beneficial ownership restriction and contemporaneously includes a clause allowing a waiver of this restriction. The Company has been advised that providing a waiver of this beneficial ownership restriction causes the restriction to be non-binding and to fail under Section 13.

The Labry’s warrant is the second of two warrants originally held by Labry’s, both authored by Labry’s legal counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

West Coast Ventures Group Corp. May 10, 2018 By: /s/ James M. Nixon Name: James M. Nixon Title: President/Chief Executive Officer

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